Exhibit 10.1

Loan and Note Purchase Agreement

By and Among

HeartCore Enterprises, Inc.

And

Sigmaways, Inc.

i

Loan and Note Purchase Agreement

Dated as of September 1, 2023

This Loan and Note Purchase Agreement (this “Agreement”) is entered into as of the date set forth above (the “Closing Date”), by and among HeartCore Enterprises, Inc., a Delaware corporation (“HeartCore”); and (ii) Sigmaways, Inc., a California corporation (“Sigmaways”). Each of Sigmaways and HeartCore may be referred to herein individually as a “Party” and collectively as the “Parties”. This Agreement is joined by Prakash Sadasivam (“Mr. Sadasivam”) for the limited purposes herein.

WHEREAS, the Parties and Mr. Sadasivam are all of the parties to that certain Share Exchange and Purchase Agreement, dated as of September 6, 2022 (as amended and addended to date, the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, HeartCore acquired 51% of the issued and outstanding shares of Sigmaways, and HeartCore agreed, subject to the terms and conditions of the Exchange Agreement, to provide up to $2,000,000 to Sigmaways for the undertaking of certain projects by Sigmaways to expand Sigmaways’ business, subject to the approval of the Board of Directors of HeartCore (the “HeartCore Board”) as set forth therein; and

WHEREAS, Sigmaways has requested that HeartCore provide to Sigmaways the sum of $400,000, $300,000 of which shall be loaned to Sabatini Global, Inc., a Delaware corporation (“Sabatini”) pursuant to a promissory note between Sigmaways and Sabatini (the “Sabatini Note”), in connection with the engagement by Sigmaways of certain employees of Sabatini and the remainder will be used by Sigmaways to fund its operations (the “Project”), and such Project and use of proceeds has been approved by the HeartCore Board to be provided as a loan to Sigmaways;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge and agreed, the Parties hereby agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

(c)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

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(d)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(e)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(f)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(g)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(h)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(i)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(j)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(k)	“Transactions” means the purchase and sale of the Note and the other transactions contemplated under the Transaction Documents.

(l)	“Transaction Documents” means this Agreement, the Note and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing, and specifically excluding the Exchange Agreement and the other agreements and instruments executed in connection therewith.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Loan; Purchase and Sale of Note

Section 2.01 Loan; Exchange Agreement.

(a)	Subject to the terms and conditions of this Agreement, HeartCore hereby makes a loan to Sigmaways in the amount of Four Hundred Thousand Dollars ($400,000) (the “Loan”).

(b)	The Loan shall be evidenced by a $400,000 promissory note of Sigmaways payable to order of HeartCore, dated the Closing Date (as attached hereto as Exhibit A, and as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the “Note”).

(c)	This Agreement and the Note are entered into, and the Loan is being made pursuant to, the Exchange Agreement, provided that the Parties and Mr. Sadasivam acknowledge and agree that the Exchange Agreement, on the one hand, and this Agreement and the Note, on the other hand, are independent agreements and transactions, and this Agreement and the Note shall not be “Transaction Documents” for purposes of the Exchange Agreement and the transactions as set forth therein, and shall be interpreted and enforced independently of the Exchange Agreement.

(d)	$300,000 of the proceeds of the Loan shall be used to make a loan to Sabatini, and the remainder will be used by Sigmaways to fund its operations.

Section 2.02 Deliverables at Closing.

(a)	At the Closing, Sigmaways shall deliver to HeartCore a copy of the Note, duly executed by an authorized officer of Sigmaways.

(b)	At the Closing, HeartCore shall pay the Loan amount of $400,000 to Sigmaways, via wire transfer pursuant to instructions delivered to HeartCore by Sigmaways, and shall deliver to Sigmaways a copy of the Note, duly executed by an authorized officer of HeartCore.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place on the Closing Date by conference call and electronic communication (i.e., emails/pdf) and exchange of the executed Transaction Documents.

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Article III. Representations and Warranties of Sigmaways

Sigmaways represents and warrants to HeartCore that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. Sigmaways is a corporation duly organized and in good standing in the State of California and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is are a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Sigmaways of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Sigmaways. The Transaction Documents to which Sigmaways is a party have been duly and validly executed and delivered by Sigmaways. Each Transaction Document to which Sigmaways is a party constitutes the valid and legally binding obligation of Sigmaways, enforceable against Sigmaways in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Sigmaways of this Agreement or any other Transaction Document to which Sigmaways is a party.

(b)	The execution, delivery and performance by Sigmaways of the Transaction Documents to which Sigmaways is a party, and the consummation by Sigmaways of the Transactions, do not violate any Laws or Orders to which Sigmaways is subject or violate, breach or conflict with any provision of Sigmaways’ organizational documents.

Section 3.03 Brokers. Sigmaways has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article IV. Representations and Warranties of Heartcore

HeartCore represents and warrants to Sigmaways that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. HeartCore is a corporation duly organized and in good standing in the State of Delaware and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is are a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by HeartCore of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of HeartCore. The Transaction Documents to which HeartCore is a party have been duly and validly executed and delivered by HeartCore. Each Transaction Document to which HeartCore is a party constitutes the valid and legally binding obligation of HeartCore, enforceable against HeartCore in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

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Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by HeartCore of this Agreement or any other Transaction Document to which HeartCore is a party.

(b)	The execution, delivery and performance by HeartCore of the Transaction Documents to which HeartCore is a party, and the consummation by HeartCore of the Transactions, do not violate any Laws or Orders to which HeartCore is subject or violate, breach or conflict with any provision of HeartCore’ organizational documents.

Section 4.03 Investment Representations.

(a)	HeartCore understands and agrees that the consummation of this Agreement including the delivery of the Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Note is being acquired for HeartCore’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	HeartCore is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	HeartCore understands that the Note is being offered and sold to HeartCore in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Sigmaways is relying upon the truth and accuracy of, and HeartCore’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of HeartCore set forth herein in order to determine the availability of such exemptions and the eligibility of HeartCore to acquire the Note.

(d)	At no time was HeartCore presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. HeartCore is not purchasing the Note acquired by HeartCore hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Note acquired by HeartCore hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e)	HeartCore is acquiring the Note for HeartCore’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Note. Further, HeartCore does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.

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(f)	HeartCore, either alone or together with HeartCore’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment.

(g)	HeartCore understands that until such time as the Note have been registered under the Securities Act or may be sold pursuant to any applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Note may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Note):

“NEITHER THE ISSUANCE AND SALE OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT.”

(h)	HeartCore understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Note or the suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Section 4.04 Brokers. HeartCore has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. Miscellaneous

Section 5.01 Indemnification; Costs. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement or the Note, the Party at fault agrees to indemnify and hold harmless the other Party to the fullest extent permitted by applicable law from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Sigmaways shall pay to HeartCore all costs of collection, including reasonable attorney fees HeartCore may incur in enforcing this Agreement or the Note.

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Section 5.02 Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to HeartCore:

HeartCore Enterprises, Inc.

Attn: Sumitaka Yamamoto

848 Jordan Ave. Apt G

Los Altos CA 94022

Email: kanno@heartcore.co.jp

with a copy (which shall not constitute notice) to:

Anthony L.G., PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

jcacomanolis@anthonypllc.com

if to Sigmaways, to:

Sigmaways, Inc.

Attn: Mr. Sadasivam

39737 Paseo Padre Parkway, Suite C1

Fremont, CA 94538

E-mail: prakash@sigmaways.com

Section 5.03 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.04 Amendments; No Waivers; No Consequential Damages.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

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(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 5.05 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.06 Further Assurances. At and following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 5.07 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Sigmaways shall not assign or transfer, in whole or in part, this Agreement, the Note or any of its rights or any of its obligations hereunder or thereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement or the Note, or any right arising from the Sigmaways’ due performance of its obligations hereunder or thereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the HeartCore and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. HeartCore may assign or transfer, in whole or in part, this Agreement or the Note, or any of its rights or any of its obligations hereunder or thereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement or the Note, or any right arising from HeartCore’s due performance of its obligations hereunder or thereunder, whether by merger, consolidation, operation of law, or otherwise, without the prior written consent of the Sigmaways. Other than as specifically set forth herein, including in Section 5.01, nothing in this Agreement shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

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Section 5.08 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural Laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Venue for all matters related hereto or arising pursuant to the Transaction Documents shall be in the United States Federal courts or the courts of the State of Delaware, in each case located in the State of Delaware (the “Selected Courts”). Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.08(c). Each of the Parties acknowledge that each has been represented in connection with the signing of the waiver above by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 5.09 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

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Section 5.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 5.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 5.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 5.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit to this Agreement.

Section 5.14 Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to HeartCore, and that Counsel has prepared this Agreement at the request of HeartCore, and that Counsel is not legal counsel to Sigmaways, notwithstanding the fact that HeartCore is a majority shareholder of Sigmaways. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to HeartCore and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Sigmaways in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 5.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Sigmaways, Inc.

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam
Title:	Chief Executive Officer

Agreed and accepted for the purposes herein:

Prakash Sadasivam

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam

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Exhibit A

Promissory Note

(Attached)

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